EXHIBIT 99.2

Worthington Enterprises Declares Quarterly Dividend

COLUMBUS, Ohio, March 20, 2024 (GLOBE NEWSWIRE) -- The Worthington Enterprises, Inc. (NYSE: WOR) Board of Directors today declared a quarterly dividend of $0.16 per share. The dividend is payable on June 28, 2024, to shareholders of record on June 14, 2024. The Company has paid a quarterly dividend since its initial public offering in 1968.

Worthington Enterprises, a designer and manufacturer of market-leading brands that help enable people to live safer, healthier and more expressive lives, will hold its quarterly earnings conference call tomorrow at 8:30 a.m. ET. Company executives will discuss fiscal third quarter results, which will be released later today after the market closes.

A live audio webcast of tomorrow’s call will be available at IR.worthingtonenterprises.com. For those unable to listen live, a replay will be available in the Investors section of the Company’s website approximately two hours after the completion of the call and will be archived for one year.

LIVE CONFERENCE CALL DETAILS
Date:	Thursday, March 21, 2024
Starting Time:	8:30 a.m. ET
Conference ID:	1777337
Domestic Participants:	888-330-3567

About Worthington Enterprises
Worthington Enterprises (NYSE: WOR) is a designer and manufacturer of market-leading brands that help enable people to live safer, healthier and more expressive lives. The Company operates with three business segments: Building Products, Consumer Products and Sustainable Energy Solutions. Worthington’s emphasis on innovation and transformation extends to building products including heating and cooling solutions, water systems, architectural and acoustical grid ceilings and metal framing and accessories, and consumer products in tools, outdoor living and celebrations categories sold under brand names Balloon Time®, Bernzomatic®, Coleman®, Garden-Weasel®, General®, HALO™, Hawkeye™, Level5 Tools®, Mag Torch®, Pactool International® and Well-X-Trol®. The Company serves the growing global hydrogen ecosystem through on-board fueling systems and gas containment solutions.

Headquartered in Columbus, Ohio, Worthington Enterprises employs approximately 5,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The Company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Forward-Looking Statements
Statements by Worthington Enterprises that are not limited to historical information constitute “forward-looking statements” under federal securities laws. Forward-looking statements are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from those expected by Worthington Enterprises. Readers should evaluate forward-looking statements in the context of such risks, uncertainties and other factors, many of which are described in Worthington Enterprises’ filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements are qualified by the cautionary statements included in Worthington Enterprises’ SEC filings and other public communications. This press release speaks only as of the date hereof. Worthington Enterprises does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

Sonya L. Higginbotham
Senior Vice President
Chief of Corporate Affairs, Communications and Sustainability
614.438.7391
sonya.higginbotham@wthg.com

Marcus A. Rogier
Treasurer and Investor Relations Officer
614.840.4663
marcus.rogier@wthg.com

200 West Old Wilson Bridge Rd.
Columbus, Ohio 43085
WorthingtonEnterprises.com